UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2024

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 5, 2024, Inspirato Incorporated, a Delaware corporation (the “Company”) received written notification (the “Letter”) from the Nasdaq Hearings Panel (the “Panel”) notifying the Company of its decision to grant the Company's request to continue its listing on The Nasdaq Stock Market (“Nasdaq”) subject to the Company’s meeting certain conditions outlined in the letter.

As the Company has previously reported, the Company had participated in its Hearing with the Nasdaq Panel on July 18, 2024, in relation to its failure to maintain the minimum market value of publicly held shares (“MVPHS”) required by Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”).

In the letter, the Hearings Advisor noted that in making its decision, the Panel considered the entire record, which was incorporated by reference into the Panel’s decision. Background information about the Company, including its business description, financial information, market data and compliance history, had been presented to the Panel in the Listing Qualifications’ Staff’s memo to the Panel, dated July 3, 2024.

As noted in the Letter, the Company is in violation of the of the requirement to maintain the MVPHS required by the MVPHS Rule.

In the Letter, the Hearings Advisor reviewed the information presented to the Panel by the Company, detailing the compliance plan proposed by the Company. The Letter discussed the Company’s compliance plan, which entailed converting certain Class V shares to Class A. While Class A shares count as publicly held shares, Class V shares do not. The Company also plans to conduct a follow-on offering for $3 million no later than November 8, 2024. The Letter noted the Company stated the combination of the share conversions and fundraising will allow the Company to satisfy the MVPHS Listing Standard, and Company requested an exception until November 22, 2024.

Panel Conclusions

The Letter stated that based on the information presented, the Panel had decided to grant the Company’s request for an exception until November 22, 2024, to regain compliance with the Exchange’s Listing Rules. The Letter noted that Company already begun the process to complete the plan, and Company is preparing to conduct a public offering that will also allow it to maintain compliance with the Exchange’s Rules. The Panel believes an exception is appropriate.

The Letter stated the Panel grants the Company’s request for continued listing on the Exchange, subject to the following: (1) On or before August 30, 2024, the Company shall file a registration statement with the SEC for a public offering; and (2) On or before November 22, 2024, the Company shall file a Form 10-Q demonstrating compliance with Listing Rule 5450(b)(2). It is a requirement during the exception period that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements.

The Letter noted that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. The Letter continued that if the Listing Council determines to review the decision set forth in the Letter, the Listing Council may affirm, modify, reverse, dismiss or remand the decision to the Panel, and that the Company would be notified immediately in the event the Listing Council determines that this matter will be called for review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED
Dated: August 9, 2024
	By:	/s/ Eric Grosse
Name: Eric Grosse
Title: Chief Executive Officer